CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus dated November 1, 1999 and "Independent Auditors" in the Statement of Additional Information dated November 1, 1999, of Stein Roe Intermediate Municipals Fund (one of the series comprising Liberty-Stein Roe Funds Municipal Trust) and to the incorporation by reference of our report dated August 18, 2000 with respect to the financial statements and financial highlights of Stein Roe Intermediate Muncipals Fund included in the Stein Roe Tax-Exempt Bond Funds Annual Report dated June 30 2000 in the Statement of
Additional Information, which Prospectus is attached to and Statement of Additional information is incorporated by reference in the Prospectus/Proxy Statement and the Statement of Additional Information included in this
Registration Statement on Form N-14 (File No. 2-15184) of Liberty-Stein Roe Funds Municipal Trust.


                                        /s/ERNST & YOUNG LLP
Boston, Massachusetts
October 16, 2000